Exhibit 23

                       [MOORES ROWLAND MAZARS LETTERHEAD]


October 15, 2004

The Directors
Intermost Corporation
10th Floor, B10-07 Guomao Building
Renmin Rd. (South)
Shenzhen
China 518014

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Annual Report on Form 10-KSB of our report dated September 25, 2003 on our audit of the financial statements of Intermost Corporation and its subsidiaries as of June 30, 2004 and for the year then ended.

Yours faithfully

/s/ Moores Rowland Mazars
Moores Rowland Mazars
Chartered Accountants
Certified Public Accountants